UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  December 11, 2023
vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37524	47-3916571
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3980 Premier Drive, Suite 310
High Point, NC 27265
(Address of principal executive offices)
(336) 841-0300
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On December 11, 2023, Nasdaq notified vTv Therapeutics, Inc. (the “Company”) that, as of December 8, 2023, the Company had regained compliance with the requirement that the bid price for the Company’s common stock close above $1.00 per share (the “Minimum Bid Requirement”). Nasdaq’s notice provided that because the Company had regained compliance with the Minimum Bid Requirement, the listing of the Company’s common stock on the Nasdaq Capital Market would continue.
As previously disclosed, on December 22, 2022 the Company received a deficiency letter from Nasdaq that notified the Company that it was not in compliance with the Minimum Bid Requirement because the price of its common stock had closed below $1.00 for 30 consecutive business days and that it had 180 days to regain compliance with the Minimum Bid Requirement. On July 17, 2023, a Nasdaq Hearing Panel notified the Company that it had approved the Company’s request to extend the period for the Company to regain compliance with the Minimum Bid Requirement until December 18, 2023. On November 20, 2023, the Company effected a reverse stock split as disclosed in a Current Report on Form 8-K filed on November 20, 2023, in compliance with the terms of the extension received from the Nasdaq Hearing Panel.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Paul J. Sekhri
Name:	Paul J. Sekhri
Title:	President and Chief Executive Officer
Dated: December 12, 2023